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MRC FORMAT EXEMPT- CLIENT REQUIREMENT

Risk Details

Unique Market       Exhibit A, D, E and F     B110816AQUA1007

Reference (UMR)      Exhibit B, C and G     B110816AQUA1003

Reinsured         Prudential Insurance Company of America, a New Jersey corporation

Term	A.
With respect to Exhibit A only:   This Contract will apply to all losses occurring during the term extending from 12:01 a.m. local standard time (as set forth in the Company's policies) on May 1, 2016, to 12:01 a.m. local standard time on May 1, 2017, on policies in force as of 12:01 a.m. local standard time on May 1, 2016, or written with effective dates during the term of this Contract. At Contract expiration, the Reinsurers will not be liable for any losses occurring on or after the date of Contract expiration.

B
  With respect to Exhibits B, C, D, E, F and G:  This Contract will apply to all losses occurring on policies written with effective dates during the term extending  from  12:01 a.m.  local  standard  time  (as  set  forth  in  the Company's policies) on May 1, 2016, to 12:01 a.m. local
  standard time on  May 1, 2017.   At Contract expiration, the Reinsurers will remain liable for  all losses under policies in force for one year from the effective date of the facultative coverage.

C.      Notwithstanding the expiration of this Contract as hereinabove provided,  the provisions of this Contract will continue to apply to all obligations and liabilities of the parties incurred hereunder to the end that all such obligations and liabilities will be fully performed and discharged.

Type          Business Travel Accident Special Risk Reinsurance Contract.

Limits         As set out in Exhibit A, B, C, D, E, F and G of the Contract Wording.

Premium        As set out in Exhibit A, B, C, D, E, F and G of the Contract Wording.

Wording            Contract wording documentation as attached and agreed by Reinsurers. Any amendments to be agreed by Reinsurers unless otherwise determined by the Leading Underwriter. It is also understood  that the Risk Details is forinformational purposes only and in the event there is a conflict between the Risk Details and the Contract documentation the Contract documentation shall always take precedence.

Recording
Transmitting  &
 Storage
 Information      Aon Benfield may retain risk and claim data I information I documents electronically, and where this is done these documents shall be regarded with the same Legal effect as the original documents..

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Business Travel Accident Special Risk
Reinsurance  Contract
Effective:  May 1, 2016

entered into by and between

The Prudential Insurance Company of America
 a New Jersey corporation
and/or any subsidiaries or affiliated companies
(hereinafter referred to collectively as the "Company")

       and

The Subscribing Reinsurer(s) Executing the
 Interests and Liabilities Agreement(s)
 Attached to and Forming Part of this Contract
(hereinafter referred to collectively as the "Reinsurers")

The parties hereto agree as hereinbelow, in consideration of the mutual covenants contained in the following Articles and attached Exhibits and upon the terms and conditions set forth therein:

Article 1 - Coverage

A
As respects Exhibits A, D, E, and F attached to and forming part of this Contract, the Company will cede to the Reinsurers, and the Reinsurers will accept a quota share participation in respect to all applicable Accidental Death and Dismemberment benefits provided by policies classified by the Company as set forth below.  Additionally, as respects Exhibits B, C and G attached to and forming part of this Contract, the Reinsurers will indemnify the Company for losses under all applicable Accidental Death and Dismemberment benefits provided by policies classified by the Company as Business Travel Accident, Basic Accidental Death and Dismemberment, and Voluntary Accidental Death and Dismemberment, including business underwritten on behalf of the Company by Johnson Rooney Welch, Inc.

B.
Notwithstanding the above, the liability of the Reinsurers for losses occurring under this Contract during the term of this Contract will not exceed $200,000,000 in the aggregate.   As respects losses directly or indirectly arising from nuclear, chemical, or biological acts of terrorism under this Contract during the term of this Contract, there will be an aggregate limit of liability to the Reinsurers of $100,000,000.

C.
It is further understood and agreed that incidental or unknown war exposure incurred during the term of this Contract will be subject to Exhibit A and Exhibit G.  As respects those instances of known  war  exposure  incurred  during  the term  of  this  Contract  on  new  policyholders, said exposure will be subject to Exhibit D for war risks and rated by the Reinsurers.

D.
All reinsurance for which the Reinsurers will be obligated by virtue of this Contract will be subject to the same terms, conditions, interpretations, waivers, modifications, and alterations as the respective policies of the Company to which this Contract applies, subject always to the terms and conditions of this Contract.   Nothing herein will in any manner create any obligations or establish any rights against the Reinsurers in favor of any third parties or any persons not parties to this Contract except as provided in the Insolvency Article.

Article 2 -Term

A.
With respect to Exhibit A only:  This Contract will apply to all losses occurring during the term extending from 12:01 a.m. local standard time (as set forth in the Company's policies) on May 1, 2016 to 12:01 a.m. local standard time on May 1, 2017, on policies in force as of 12:01 a.m. local standard time on May 1, 2016, or written with effective dates during the term of this Contract.  At Contract expiration, the Reinsurers will not be liable for any losses occurring on or after the date of Contract expiration.

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B.
With respect to Exhibits B, C, D, E, F and G:  This Contract  will apply to all losses occurring  on policies written with effective dates during the term extending from 12:01 a.m. local standard time (as set forth in the Company's  policies)  on May 1, 2016,  to 12:01 a.m. local standard  time on May 1, 2017.  At Contract expiration, the Reinsurers  will remain liable for all losses under policies in force for one year from the effective date of the facultative coverage.

C.
Notwithstanding the expiration  of this Contract  as hereinabove  provided,  the provisions  of this Contract will continue to apply to all obligations and liabilities of the parties incurred hereunder to the end that all such obligations and liabilities will be fully performed and discharged.

Article 3 -Special Termination

A .    The Company,  at its sole discretion,  may terminate  any Reinsurer's  participation  hereon at any time on a run-off or cut-off basis by giving 30 days prior written notice to said Reinsurer upon the happening of any one of the following circumstances:

1.
Either  the  Reinsurer  or  its  parent  company  have  been  assigned  a  Standard  &  Poor's Insurer Financial  Strength  Rating or an A.M. Best's Financial Strength  Rating of less than A- or a Moody's rating of less than Baa3; or

2.      The Reinsurer ceases assuming new and renewal accident and health treaty reinsurance;
        or

3.	A state insurance department or other legal authority orders the Reinsurer to cease writing business; or

4.
The  Reinsurer  has  become  insolvent  or has  been  placed  into  liquidation  or receivership (whether  voluntary  or involuntary),  or there has been instituted  against  it proceedings  for the appointment  of a receiver, liquidator, rehabilitator,  conservator, or trustee in bankruptcy, or other agent known  by whatever  name,  to take possession  of its assets or control of its operations; or

5.
The Reinsurer's  surplus has been reduced by 20% or more of the amount of surplus at the inception of this Contract,  or the Reinsurer  has lost any part of or has reduced its paid-up capital (this subparagraph 5 will not apply to Underwriting Members of Lloyd's, London); or

6.	The Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer's operations previously; or

7.	The Reinsurer has reinsured its entire liability under this Contract without the Company's prior written consent; or

     8.      Any uncured material breach of the Confidentiality  and Privacy Article; or

9.
The Subscribing  Reinsurer  has failed, from the effective  date of this Contract,  to provide the  Company,   or  its  appointed   agent,  with  a  valid  W-8BEN-E,
W9  or  such  other documentation  approved  for use by the U.S. Internal  Revenue  Service  in connection with the  Company's   withholding,   reporting  and  other  obligations,   if  any,  under  the  Foreign Account Tax Compliance  Act (Sections 1471-1474  of the U.S. Internal Revenue Code).

B.
If said Reinsurer's participation  is terminated pursuant to subparagraphs  A.1. through A.9. above, then the Company,  at its sole discretion, may elect to commute the Reinsurer's l liability for losses, including  loss expense,  whether known or unknown,  on policies covered under this Contract.  In the  event  the  Company   and  the  Reinsurer  cannot  agree  upon  the  capitalized  value  of  the Reinsurer's liability on such policies, the two parties will submit the matter for resolution pursuant to the provisions  of the Arbitration Article.

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Article 4 -Territory

The territorial scope of this Contract will follow that of the Company's policies.

Article 5 - Exclusions

The exclusions applicable to this Contract will follow the exclusions in the Company's policies. Additionally, this Contract does not apply to and specifically excludes the following:

A     Assumed treaty reinsurance.

  B.       Travel Card, Charge and Credit Card business.

C.Airport Coupon and ticket business.

D.    Disability business.

  E       Medical business (other than accident medical).

   F.Professional Sports business.

  G.      Loss, claim or liability as excluded per the Company's policies.

  H.     American Institute of Certified Public Accountants (AICPA).

I.     Travel Agency business.

J.    Active duty Armed Forces.

Article 6 - Definitions

The following terms, wherever used in this Contract, will have the meanings set forth herein, and will be deemed to refer to the singular, plural, or otherwise inflected forms of such terms, as the context requires.

A	"Loss" will mean the amount of any benefit, settlement, award, or judgment, including any claim interest, paid by the Company or for which the Company has become liable to pay i including 100% of any claims related extra contractual obligations.  All recoveries and subrogations, which are actually recovered, and inuring reinsurance whether recovered or not, will be deducted from the amount of the loss.  Loss will not include loss expense.

   B.      "Loss expense," as respects losses under Exhibits A, D, E, and F, will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to and after final  judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees.
     The Reinsurers will pay their pro rata shares of all loss expense, including a pro rata share of loss expense in addition to their limits of liability as set forth in the Limit of Liability sections of Exhibits A, D, E, and F, and the Reinsurers will benefit pro rata in all subrogations, discounts, and other recoveries.

C.
"Loss expense," as respects losses under Exhibits B, C and G, will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to final judgment if included as part of expense on reinsured policies, and interest accrued after final judgment, but excluding  internal  office  expenses,  salaries,  per  diem,  and  other  remuneration  of  regular Company employees.   Loss expense will be apportioned between the Company and the Reinsurers in proportion to their respective interests as finally determined in addition to the

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retentions and limits set forth in Exhibits B, C and G.  However, in the event a verdict or judgment is reduced by an appeal or a settlement subsequent to the entry of the judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the loss expense incurred in securing such final reduction or reversal will be prorated between the Reinsurers and the Company in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment will be prorated in proportion to each party's interest in such verdict or judgment.

D.	"Policies" will mean all policies, binders, contracts, endorsements or agreements of insurance or reinsurance, whether written or oral.

Article 7 - Net Retained Liability

The excess of loss layers of this Contract (Exhibits B, C and G) will apply only to that portion of any insurance or reinsurance that the Company retains net for its own account prior to application of the quota share layer (Exhibit A).  Such portion will be used in calculating the amount of loss hereunder as well as the amount in excess of which the excess of loss layers apply. The amount of the Reinsurers' liability hereunder with respect to any loss will not be increased by the inability of the Company to collect from any other reinsurers any amounts that may have become due from them, whether such inability arises from the insolvency of such reinsurers or otherwise.

Article 8 - Extra Contractual Obligations

A.
This Contract will cover any loss arising from claims related extra contractual obligations, if subject to all the other terms of this Contract, the Company through written communication, in advance of any action, notifies the Reinsurers of such action.  Recognizing the urgent nature of these communications, the Reinsurers agree to respond within 10 business days.  If a Reinsurer concurs in writing to the actions or decisions proposed by the Company, then that Reinsurer will share in any claims related extra contractual obligations.  If a Reinsurer does not respond within

     10 business days, it will be deemed as concurrence with the Company's action or decision.  If a Reinsurer does not concur with the Company on the proposed action, said
     Reinsurer will remit its share of the loss  and with that payment  the Reinsurer  will be released  from its liability as respects that claim.  The amount of loss is defined as the amount of benefit claimed and related loss expense as of the date of the request of the consultation.

B.
"Extra contractual obligations" as used in this Contract will mean those liabilities not covered under  any  other provision  of  this Contract,  which  arise  from the handling  of  any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action.

C.
There will be no recovery hereunder  for an extra contractual obligation loss that has been incurred due to fraud committed by a member of the board of directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

D.
The date on which any extra contractual obligation is incurred by the Company will be deemed, in all circumstances, to be the date of the original loss.  Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations discussed in the preceding paragraphs.  In no event will the total liability of the Reinsurers exceed their applicable limits of liability as set forth in the Limit of Liability sections of Exhibits A, D, E, and F, and the Retention and Limit sections of Exhibits B, C and G.

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E.	Savings Clause (Applicable only if the Reinsurer is domiciled in the State of New York): In no event shall coverage be provided to the extent that such coverage is not permitted under New York law.

  Article 9 - Reserves  and Funding

A.
A Reinsurer will provide funding under the terms of this Article only if the Company will be denied statutory credit for reinsurance ceded to that Reinsurer pursuant to the credit for reinsurance statutes or regulations in any applicable jurisdiction.   In the event any of the provisions of this Article conflict with or otherwise fail to satisfy the requirements of the appropriate credit for reinsurance statutes or regulations, this Article will be deemed amended to conform to the appropriate statutes or regulations; the intent of this Article being that the Company will be permitted to realize full credit for the reinsurance ceded to the Reinsurers under this Contract.

B.
As regards  policies  issued  by the  Company coming  within the scope of  this Contract, the Company agrees that, when it files with the applicable jurisdiction(s) or sets up on its books reserves for policies covered hereunder, which it is required by law to set up, it will forward to the Reinsurers  a  statement  showing  the  proportion  of  such  reserves  applicable  to  them.    For purposes of this Article, "reserves" will consist of:

1.      Loss and loss expense paid by the Company but not recovered from the Reinsurers;

2.       Loss and loss expense reported and outstanding;

3.      An allowance for incurred but not reported losses as carried by the Company on its books;
and

4.       Unearned premium (if applicable).

The Reinsurers hereby agree that they will fund such reserves by:

1.      Cash advances;

2.      Trust agreements;

3.      Escrow accounts for the benefit of the Company;

4.       Letters of credit;

or a combination thereof.   The Reinsurers will have the option of determining the method of funding referred to above, provided it is acceptable to the Company and each applicable regulatory authority.

C.
If a Reinsurer's choice of funding is or includes a letter of credit, it will apply for and secure delivery to the Company of a clean, irrevocable, unconditional letter of credit, dated on or before December 31 of the year in which the request is made, issued by a member of the Federal Reserve System or any other bank approved for use by the NAIC Securities Valuation Office and the Company, containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of such reserves as shown in the statement prepared by the Company.

D.
Any letter of credit will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that the issuing bank elects not to consider the letter of credit extended for any additional period.   An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, will provide 60 days notice to the Company prior to any expiration in the event of nonextension.

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E.
Notwithstanding any  other  prov1s1ons  of  this  Contract,  the Company  or  its  court-appointed successor in interest may draw upon and apply any amounts which it may draw against such letter of credit or trust agreement (pursuant to the terms of the agreement under which the letter of credit or trust agreement is held), or any other method of funding that may apply, at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:

1.      To reimburse the Company for the Reinsurer's share of unearned premium (if applicable)
        on policies reinsured hereunder on account of cancellations of such policies.

2.	To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss reinsured by this Contract, which has not been otherwise paid.

3.
To make refund of any sum in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Contract.  As respects funding by trust agreement, only those sums in excess of 102% of the actual amount of the Reinsurer's share of the reserves will be subject to refund.

4.
In the event of nonextension of the letter of credit as provided for above, to establish deposit of the Reinsurer's share of reserves under this Contract.  Such cash deposit will be held in an interest-bearing account separate from the Company's other assets, and interest thereon will accrue to the benefit of the Reinsurer.

5.      To pay the Reinsurer's share of any other amounts the Company claims are due under this
        Contract.

F.
The issuing bank  will have  no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals  are  made  only  upon  the  order  of  properly  authorized  representatives  of  the Company.

G.
At annual intervals, or more frequently as agreed or as required by any regulatory authority, the Company will prepare, for the sole purpose of amending the funding called for in this Article, a specific statement of the Reinsurer's share of reserves under this Contract.   If the statement shows that the Reinsurer's share of such reserves exceeds the balance of funding as of the statement date, the Reinsurer will, within 30 days after receipt of notice of such excess, make an adjustment increasing the amount of such funding by the amount of such difference. If, however, the statement shows that the Reinsurer's share of reserves is less than the balance of funding as of the statement date, the Company will, within 30 days after receipt of written request from the Reinsurer release such excess by making the appropriate adjustment.  Notwithstanding the foregoing, as respects funding by trust agreement, only those sums in excess of 102% of the actual amount of the Reinsurer's share of the reserves  will be subject to release, and any increase in the amount of funding by the Reinsurer must bring the total amount of funding to an amount equal to 102% of the actual amount of the Reinsurer's share of the reserves.

Article 10- Delays, Errors, or Omissions

Any inadvertent delay, error, or omission will not be held to relieve either party hereto from any liability that would attach to it hereunder if such delay, error, or omission had not been made, providing any error or omission will be rectified upon discovery.

Article 11 - Entire Agreement/Amendments

This Contract constitutes the entire agreement between the parties.  This Contract may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurer by addenda hereto; such addenda will then constitute a part of this Contract.

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Article 12 - Access to Records

Provided the Company received prior notice and the Reinsurers execute the Company's standard confidentiality agreement upon request, the Reinsurers or their designated representatives will have the right to inspect at any reasonable time, all records of the Company that pertain in any way to this Contract.

Article 13-  Confidentiality and Privacy

A
The Company acknowledges that Reinsurers are insurance companies which, pursuant to this Contract, will reinsure certain risks of Company.  To that end, Company will provide certain information concerning the risks in an amount and detail sufficient for Reinsurers to provide insurance coverage ("Cession Information").   Company covenants and agrees that such  Cession Information will form a part of Reinsurers' records which Reinsurers' must maintain in accordance with the relevant insurance regulations.

B.
The Reinsurers acknowledge that in the course of their engagement by Company, Reinsurers  may receive or have access to confidential and proprietary information of
Company or third parties with whom Company conducts business.   Such information is defined below and collectively referred to as "Confidential Information."  In recognition of the foregoing, Reinsurers covenant and agree that they:

1. Will keep and maintain all Confidential Information in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure;

2.
Will use and  disclose  Confidential Information solely for the purposes for which such information, or access to it, is provided pursuant to the terms of this Contract, and will not use or disclose such information for Reinsurers' own purposes or for the benefit of anyone other than Company, except as required by applicable law;

3.
 Will  not,  directly  or  indirectly,  disclose  Confidential  Information  to  anyone  outside Reinsurer, except as noted herein or with Company's prior written consent as permitted under the terms of this Contract; and

4.
Shall, upon the earlier of (i) completion of an engagement or termination of this Contract, or (ii) determination that Reinsurers have no need for Confidential Information, or (iii) at any time Company requests in writing, dispose of all records, electronic or otherwise (except for archival  and  backup  copies  and  business  records  required  by  law  to be  retained or materials required in connection with arbitration, or with ongoing claims or disputes related to this Contract; provided, however, that all such retained Confidential Information shall remain subject to the confidentiality obligations hereunder) regarding or including any Confidential Information that Reinsurers may then possess or control. Disposal may be achieved, at Company's option, through prompt delivery of the records to Company or destruction pursuant to Reinsurers' written policy governing such destruction and in a manner that renders the records unreadable and undecipherable by any means.    Upon any occurrence of (i) or   (ii), or (iii) above, Reinsurers shall promptly certify in writing to Company, in a form reasonably acceptable to Company and executed by an authorized officer of Reinsurers, that all such Confidential Information has been destroyed or returned.

C.   Reinsurers shall be permitted to disclose Confidential Information only to their employees,  employees of affiliates, officers, directors, lawyers, accountants, retrocessionaires or auditors and subcontractors (individually an "Employee" and collectively, "Employees") having a need to know such information in connection with the performance under this Contract.  Reinsurers shall instruct all Employees as to their obligations under this Contract. Reinsurers shall be responsible for all Employees' compliance with the terms of this Contract. If Reinsurers are required by law to disclose Confidential Information, Reinsurers shall, unless prohibited by law, promptly notify Company in writing in advance of such disclosure, and provide Company with copies of any related information so that Company may take appropriate action to protect the Confidential Information.

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D.       Confidential Information includes all business and other proprietary information of Company, written or oral, including without limitation the following:

1. Information relating to planned or existing businesses or business initiatives; organizational restructuring plans; and actual and projected sales, profits and other financial information;

2.    Information relating to technology, such as computer systems and systems architecture, including, but not limited to, computer hardware, computer software, source code, object code, documentation, methods of processing and operational methods;

3.
Information  that  describes  insurance,  annuities  and  financial  services  products  and strategies, including, but not limited to, actuarial calculations, product designs, product administration and management; tax interpretations, tax positions and treatment of any item for tax purposes;

4.	Confidential information, software and material of third parties with whom Company conducts business;

  5.       Information about Company employees and personnel;

6.
Company's policies, procedures and standards, including, without limitation, Company's privacy and/or  security policies,  rules  and  practices, as Company may  issue,  amend, update, revise or otherwise make available to Reinsurers from time to time (collectively, "Company Policies"); and

7.
"Personal  Information,"  which  means  information  provided  by  or  at  the  direction  of Company, or to which access was provided in the course of Reinsurers' performance of the Contract that (i) identifies an individual (by name, signature, address, telephone number or other unique identifier}, or (ii) that can be used to authenticate that individual (including, without  limitation,  passwords  or  PINs,  biometric  data,  unique  identification  numbers, answers to security questions, or other personal identifiers).  An individual's social security number, even in isolation, is Personal Information. Company business contact information is not by itself Personal Information.

E.
Notwithstanding the foregoing, Confidential Information does not include information that (i) is lawfully made available to the general public, (ii) is or becomes generally known to the public not as a result of a disclosure by Reinsurers, (iii) is rightfully in the possession of Reinsurers prior to disclosure by Company, (iv) is received by Reinsurers in good faith and without restriction from a third party not under a confidentiality obligation to Company and having the right to make such disclosure, (v) is developed by Reinsurers independently of any Confidential Information; or (vi) was approved for disclosure by written permission of Company.  The foregoing exceptions do not apply to the disclosure of Personal Information, which shall not be disclosed without Company's prior written consent unless required by law.

  F.    Notwithstanding  any other provision of this Contract, the Reinsurers acknowledge that thedisclosure of Confidential Information may cause irreparable injury to Company
     and damages,   which may be difficult to ascertain.  Therefore, Company shall, upon a disclosure or threatened  disclosure of any Confidential Information, be  entitled to
     injunctive  relief, and Reinsurers shall not  object to the entry of an injunction or other equitable   relief against Reinsurers on the basis of an adequate remedy at law, lack of irreparable harm or any other reason.

G.
The Reinsurers shall notify Company, promptly and without unreasonable delay, but in no event more than two (2) business days of learning that unauthorized access to, disclosure of, or breach in the security of Confidential Information may have occurred or been attempted (a "Security Incident"). Thereafter, Reinsurer shall, at its own cost and expense:

1.      Promptly furnish to Company full details of the Security Incident;

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       2. Reasonably  assist  and  cooperate  fully  with  Company  in  Company's  investigation Reinsurers, Employees or third parties related to the Security Incident, including but not limited to providing Company with physical access to the facilities and operations affected, facilitating interviews with Employees and others involved in the matter, and making available all relevant records, logs, files, and data;

3.	Reasonably cooperate with Company in any litigation or other formal action against third parties deemed necessary by Company to protect its rights; and

     4.       Promptly use its best efforts to prevent a recurrence of any such Security Incident.

H.
In addition to the foregoing, Reinsurers agree that in the event of a Security Incident, Company shall have the sole right to determine (i) whether notice is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by law or regulation, or in Company's discretion; and (ii) the contents of such notice, whether any type of reasonable remediation may be offered to affected persons, and the nature and extent of any such remediation.  Any such notice or reasonable remediation shall be at Reinsurers' sole cost and expense.

I.
Reinsurers certify that their treatment of Personal Information is in compliance with  applicable laws and/or regulations with respect to privacy and data security and that they have implemented and currently maintain an effective information security program that includes  administrative, technical, and physical safeguards to (i) ensure  the security and  confidentiality of  Personal Information; (ii) to protect against any anticipated threats or hazards to the security or integrity of such  Personal Information;  and  (iii)  to protect  against  unauthorized access  to, destruction, modification,  disclosure or use of Personal Information which could result in substantial harm or inconvenience  to  Company,  or  to  any  person  who   may  be  identified  by  such  Personal Information.   A Reinsurer shall immediately notify  Company if it is in material breach of this Section.At  Company's  request,  Reinsurers  agree  to  certify  in  writing  to  Company,  their compliance with the terms of this Section.

Article 14 - Insolvency

This Article shall apply severally to each reinsured company referenced within the definition of "Company" of this Contract, as applicable.  Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company intended to be covered hereunder.  In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state's laws will prevail.

A.
In the event of a receivership of the Company, the reinsurance recoverables due under this Contract will be payable by the Reinsurers directly to the receiver, after reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction having authority to allow such claims or allowed by the receiver as a result of  the  conclusion  of  the  claim  filing,  approval,  and  appeal  process  before  the  receiver. Regardless of any provision in this Contract or other agreement to the contrary, payment will be made without diminution because of such insolvency or because the receiver has failed to pay all or a portion of any claims.

B.
The receiver of the Company will give or arrange to give to the Reinsurers, written notice of the pendency of a claim against the Company, within a reasonable period of time after the initiation of the receivership.  Failure to give such notice will not excuse the obligation of the Reinsurers unless they are substantially prejudiced thereby.  The Reinsurers may interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which they may deem available to the Company or its receiver.  The reasonable expense thus incurred by the Reinsurers will be payable, subject to court approval, out of the estate of the insolvent Company as part of the expense of the receivership to the extent of a proportionate share of the benefit which may accrue to the Company in receivership, solely as a result of the defense undertaken by the Reinsurers.

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C.
Payments by the Reinsurers will be made directly to the receiver of the Company except where

C.   Payments by the Reinsurers will be made directly to the receiver of the Company except where  this  Contract  or  the  contract  of  insurance  specifically  provides  another  payee  for  such reinsurance in the event of the insolvency of the Company.

Article 15 - Late Payments

A.
The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.   However, any Reinsurer that has met one or more
of the circumstances set forth in the Special Termination Article shall not be allowed to implement the provisions of this Article against the Company.

B.
In  the  event any  premium,  loss  or  other payment  due  either party  is  not received by the intermediary named in the Intermediary Article (hereinafter referred to as the "Intermediary") by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party shall pay, any and all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection or enforcement of any payment obligations of the debtor party, except those costs and expenses the parties are required to share equally pursuant to the Arbitration Article, plus an interest charge on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365th of the sum of 4.0% and the U.S. prime rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

3.       The amount past due, including accrued interest.

Interest shall accumulate until payment of the original amount due plus interest charges have been received by the Intermediary.

C.
If the interest rate provided under this Article exceeds the maximum interest rate allowed by any applicable law or is held unenforceable by an arbitrator or a court of competent jurisdiction, such interest rate shall be  modified  to  the highest rate permitted  by the applicable law, and all remaining provisions of this Article and Contract shall remain in full force and effect without being impaired or invalidated in any way.

D.       The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.  As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2. Any claim or loss payment due the Company hereunder shall be deemed due 30 days after the proof of loss or demand for payment is transmitted to the Reinsurer.  If such loss or claim payment is not received within the 30 days, interest shall accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3. As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs D(1) and  0(2)   above, the due  date shall  be as provided  for in the applicable section of this Contract.  In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days following transmittal of written notification that the provisions of this Article have been invoked.

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For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon

    For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

E.
Nothing  herein  shall  be  construed  as  limiting  or  prohibiting  a  Subscribing  Reinsurer  from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting  either  party  from  contesting  the  validity  of  any  payment  or  from  initiating  any arbitration or other proceeding in accordance with the provisions of this Contract.  If the debtor party prevails in an arbitration or other proceeding, then any interest charges due hereunder on the amount in dispute shall be null and void.  If the debtor party loses in such proceeding, then the interest charge on the amount determined to be due hereunder shall be calculated in accordance  with  the  provisions  set  forth  above  unless  otherwise  determined  by  such proceedings.  If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contest, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

F.    Interest charges arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

Article 16 - Offset

The Company and the Reinsurer will have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

Article 17- Governing Law

This Contract will be governed by and construed in accordance with the laws of the State of New Jersey.

Article 18 - Arbitration

A
Any dispute (whether during the currency of this Contract or after expiration or termination of this Contract) between the Company and the Reinsurer arising out of or in connection with this Contract, including its formation or actual validity, will be submitted to the decision of two arbitrators and an umpire meeting at a site in Newark, New Jersey unless some other site is mutually agreed by the parties.  The arbitrators and umpire will be impartial and disinterested, active or former executive officers of life or reinsurance companies or Underwriters at Lloyd's, London.

B.
To the extent not otherwise mutually agreed or provided for in this Article, the procedures and rules applicable to arbitration under the laws of New Jersey, as from time to time set forth, will govern  the procedures of  the arbitration.   All  time limitations stated  in this Article may be amended by mutual consent of the parties, and will be amended automatically to the extent made necessary by any circumstances beyond the control of the parties.

C.
All notices in connection with the arbitration will be in writing and sent certified or registered mail, return receipt requested.  The claimant's notice demanding arbitration will reference this Article, will state in particulars all issues to be resolved in its view, and will name the arbitrator appointed by it.  Within 30 days of receipt of the claimant's notice, the respondent will notify the claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

D.
If the respondent fails to appoint its arbitrator within 30 days after having received the claimant's notice demanding arbitration, the claimant is authorized to and will appoint the second arbitrator and will notify the respondent of the name of the arbitrator appointed for it.  The two arbitrators will appoint an umpire before instituting the hearing.  If the two arbitrators fail to agree upon the

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appointment of an umpire within 30 days after notification of the appointment of the second arbitrator, within 10 days thereafter the claimant will apply to the American Arbitration Association to appoint an umpire.  Notwithstanding the appointment of the umpire by the American Arbitration Association, the arbitration proceedings will not be governed by the American Arbitration Association's commercial arbitration rules, but will be governed by the rules as set out in this Article.  The arbitrators will notify the claimant and the respondent of the umpire's identity within
10 days of the umpire's appointment.

E.       The arbitration hearing will commence within 60 days of the appointment of the umpire.  Within
30 days of the date of notice of appointment of the umpire, the claimant and respondent will each submit initial briefs to the board outlining the issues in dispute and the basis and reasons for their respective  positions.   Within  10  days  after  filing  of  the  initial briefs  the  claimant  and  the respondent may submit reply briefs.  Initial and reply briefs may be amended by the submitting party at any time, but not later than 10 days prior to the date of commencement of the arbitration hearing.  Reasonable responses will be allowed at the hearing to new material contained in any amendments filed to the briefs but not previously addressed.

F.
 Subject to customary and recognized legal rules of privilege, each party will have the obligation  to produce as witnesses to the arbitration such of its employees or those of its affiliates as the other party may request, and any documents that the other party may request, providing always at those witnesses and documents be relevant to the issues before the arbitration and provided further that the parties may mutually agree as to further discovery prior to the arbitration.  The arbitrators and umpire may, at their discretion, request and consider underwriting and placement information provided  by  the  Company  to  the  Reinsurer,  as  well  as  any  correspondence exchanged by the parties that is related to this Contract.  Upon the petition of either the claimant or the respondent, the umpire will be the final judge of rules of privilege and as to relevancy of any witnesses and documents.

G.
The arbitrators and umpire will conduct the hearing and make its award with regard to the terms expressed in this Contract, the original intentions of the parties to the extent reasonably ascertainable, and the custom and usage of the accident and health insurance and reinsurance business.  At the hearing, evidence will be allowed but the formal rules of evidence will not apply; cross examination and rebuttal will be allowed.   Within 20 days of the close of the hearing, at their  own  election  or  at  the  request  of  the  arbitrators  and  umpire,  the  claimant  and  the respondent may submit post-hearing briefs to be considered by the board before making its decision.

H.
The arbitrators and umpire will make its award within 30 days following the close of the hearing or the submission of post-hearing briefs, whichever is later.  The decision by the majority of the arbitrators and umpire will be in writing and will be final and binding upon the parties.   The arbitrators and umpire are empowered to grant interim relief, as it may deem appropriate.  Either the claimant or the respondent may apply to the United States District Court in the Company's state of domicile for an order confirming the award; a judgment of such court will thereupon be entered on the award.  If such an order is issued, the party against whom confirmation is sought will pay the attorneys' fees and court costs the applying party incurs in pursuing the order.

I.
The claimant and the respondent will each bear the expense of the arbitrator appointed by or for it and will jointly and equally bear the expense of the umpire and any stenographer requested. The remaining costs of the arbitration proceedings will be allocated by the board.

Article 19 - Severability

If any provision of this Contract will be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision will be considered void in such state, but this will not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

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Article 20 -Taxes

The Company  will pay all taxes (except Foreign Account Tax Compliance  Act and Federal Excise Tax) on premiums  reported to the Reinsurers  on this Contract.

Article 21 - Federal Excise Tax

A.
The  Reinsurers   will  allow  for  the  purpose  of  paying  the  Federal  Excise  Tax  the  applicable percentage  of  the  premium  payable  hereon  (as  imposed  under  Section  4371  of  the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.
In the event of any return of premium,  the Reinsurers  will deduct the aforesaid percentage from the return premium  payable hereon and the Company  or its agent will recover such tax from the United States Government.

Article 22 - Foreign Account Tax Compliance Act

A.
To the extent  any  Reinsurer  is subject  to the  deduction  and  withholding  of premium  payable hereon  as  set forth  in the  Foreign  Account  Tax  Compliance  Act  (Sections  1471-1474  of  the Internal  Revenue  Code),  said  Reinsurer  will  allow  such  deduction  and  withholding  from  the premium payable under this Contract.

B.
  In  the  event  of any  return  of  premium  becoming  due  hereunder,   the return  premium will  be determined  and paid in full without regard to any amounts deducted or withheld
 under paragraph A. of this Article.   In the event the Company  or its agent recovers  such premium deductions and withholdings  on  the return  premium  from  the United
  States  Government,  the Company  or its agent will reimburse  the Reinsurer  for such amounts.

Article 23 - Currency

All  limits  and  retentions  hereunder   are  expressed   in  United  States  currency,  and  all  payments hereunder will be made in that currency.   For the purposes  of this Contract, amounts paid or received by the Company  in currencies  other than United States currency  will be converted into United States Dollars at the actual rates of exchange  at which they are entered in the Company's books.

Article 24 - Service of Suit

(This Article applies to Reinsurers  domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted.   This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance  with the Arbitration Article.)

A.
The Reinsurer  hereby designates  the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Commissioner of Banking and Insurance,  or his or her successor or successors  in office, for the State of New Jersey,  as its true and lawful attorney upon whom may be served any lawful process  in any action, suit, or proceeding  instituted by or on behalf of the Company  or any beneficiary  hereunder  arising out of this Contract.

B.
In  the  event  of  the  failure  of  any  Reinsurer  hereon  to  pay  any  amount  claimed  to  be  due hereunder,  such Reinsurer,  at the request  of the Company,  will submit  to the jurisdiction  of a court  of competent  jurisdiction  within  the  United  States.    Nothing  in this Article  constitutes  or should  be understood  to constitute  a waiver of the Reinsurer's  right to commence  an action in any court of competent  jurisdiction  in the United States, to remove  an action to a United States District  Court,  or to seek a transfer  of a case  to another  court as permitted  by the laws of the United States or of any state in the United States.  The Reinsurer,  once the appropriate  court is

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     accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said court jurisdiction.  In any suit instituted against it upon this Contract, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

Article 25 - Compliance

The Company and the Reinsurers each represent that to the best of their knowledge and belief they  are, and will use their best efforts to continue to be, in substantial compliance in all material respects  with all laws, regulations, and judicial and administrative orders applicable to the business reinsured under this Contract (collectively, the "Law").  This includes the maintenance of an  effective antimoney laundering policy to the extent the Company is required to have such a policy in place.  Neither the Company nor the Reinsurers will be required to take any action  under this Contract that would result in either being in violation of the Law, which for purposes of
companies subject to U.S. regulation,   including the Reinsurers, will include requirements enforced by the U.S. Treasury Department Office of Foreign Asset Control.  The Company and the Reinsurers acknowledge and agree that a claim  under this Contract is not payable if payment would cause the Reinsurers to be  in violation of  the Law. Should either of the parties discover a reinsurance payment has been made in violation  of the Law, such party will notify the other parties and all parties will cooperate in order to take all necessary corrective actions.  The Company will return the reinsurance payment to the Reinsurer to the extent, and at such time, as permitted by Law.

Article 26 - Notices and Contract Execution

A.
Whenever a notice, statement, report or any other written communication is required by this Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

B. The use of any of the following will constitute a valid execution of this Contract or any amendments thereto:

1.      Paper documents with an original ink signature;

2.    Facsimile or electronic copies of paper documents showing an original ink signature; and/or

3.
  Electronic records  with an electronic signature made via an electronic agent.   For the purposes  of  this  Contract,  the  terms  "electronic  record,"  "electronic  signature"  and "electronic agent" will have the meanings set forth in the Electronic Signatures in Global and National Commerce Act of 2000 or any amendments thereto.

C.	This Contract may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together constitute one and the same instrument.

D.
As respects any Subscribing Reinsurers participating via a correspondent broker acting in the London market, the execution of the London placing slip entered into in connection with this Contract or any document attached to or referenced in such London placing slip, along with any endorsements thereto, shall constitute execution of a counterpart.

Article 27 - Intermediary

  Aon Benfield Inc., or one of its affiliated corporations duly licensed as a reinsurance intermediary, is   hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications  (including  but  not  limited  to  notices,  statements,  premiums,  return  premiums, commissions, taxes, losses, loss expenses, salvages,
  and loss settlements) relating to this Contract will be transmitted to the Company or the Reinsurers through the Intermediary.   Payments by the

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Company   to  the  Intermediary   will  be  deemed   payment   to  the  Reinsurers.     Payments   by  the Reinsurers  to the Intermediary  will be deemed  payment  to the Company  only to the extent that such payments are actually received by the Company.

Article 28 - Sanctions

Neither  the Company  nor the Reinsurers will be  liable  for premium  or loss under  this Contract  if it would  result  in  a  violation  of  any  mandatory   sanction,  prohibition  or
restriction  under  economic sanctions of the United States of America that are applicable  to either party.

Article 29 - Special Acceptance

The  Company  may  submit  in  writing  to  the  Lead  Reinsurer,   for  special  acceptance  hereunder, changes  to any  risk,  including  but  not  limited  to any  change  in the cession  basis  covered  by this Contract.   If said change is accepted in writing by the Lead Reinsurer,  it will be subject to the terms of this Contract,  except  as such terms are modified  by such acceptance.      Further,  should  reinsurers become   a  party  to  this  Contract  subsequent   to  the  acceptance   of  any  modified   risk  covered hereunder,  they will automatically accept same as being a part of this Contract.

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Exhibit A

Quota Share

Limit of Liability

As respects Business Travel Accident, the Company will cede to the Reinsurers, and the Reinsurers will accept, a 33.33333% quota share participation.  The limit of liability to the Reinsurers for loss will not exceed $250,000 (33.33333% of $750,000) each person, each policy, plus their proportionate share of loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy), subject to an aggregate limit of $5,000,000 (33.33333% of $15,000,000) each accident, each policy, plus their proportionate share of any loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy).  Should any loss involve this Exhibit A, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

Reinsurance  Premium and Ceding Commission

A
The Company will cede to the Reinsurers their proportionate share of the gross earned premium on all policies in force as of 12:01 a.m. local standard time on May 1, 2016, or written with effective dates during the term of this Contract, less the premium for reinsurance that inures to the benefit of this Contract, and less the ceding commission set forth below.

B.
 "Gross earned premium" as used in this Contract will mean the gross earned premium of the company for the classes of business reinsured hereunder as specified in the Coverage
Article including any allocated premium as determined by the Company.  Gross earned premium for this  Exhibit A will not include amounts paid to reinsurers for risks ceded under
 Exhibits B, C, D, E, F and/or G and will not include premium for inuring facultative reinsurance.

C.
The Reinsurers will allow the Company a flat ceding commission of up to 20.0% on the gross earned premium ceded.  The commission will include premium taxes of all kinds (with the exception of Federal Excise Tax, if applicable), local board assessments, and all other expenses and charges whatsoever based on the premium for business ceded under this Exhibit A

Reports and Remittances

Within 30 days after the close of each quarter, the Company will furnish the Reinsurers with a report consistent with the sample Cession Statement attached to this Contract as Attachment A   The report will summarize the gross net earned premium received by the Company, premium ceded less return premium and commission, reinsurance cost, losses paid, loss expense paid, monies recovered, the net balance due either party and such other information as may be required by the Reinsurers for completion of their NAIC interim and/or annual statements.  The net balance will be paid within 15 days of the report being sent.

Settlements

A
The Company will have the right to settle all claims under its policies.   When so requested, however,  the  Company  will  afford  the  Reinsurers,  at  the  Reinsurers'  own  expense,  an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Exhibit A, and the Company and the Reinsurers will cooperate in every respect in such defense.  All settlements, provided they are within the terms of this Exhibit A, will be binding upon the Reinsurers in proportion to their participation in this Exhibit A

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B.
In the event of a claim involving a Business Travel Accident policy and an Accidental Death and Dismemberment policy, the Business Travel Accident policy will be used first to satisfy the retention under the Company's Accidental Death and Dismemberment Excess of Loss Reinsurance Contract 16\AQUA0004.

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Exhibit 8

Per Person Excess Of Loss

Retention and Limit

A.    Section A - Business Travel Accident

As respects Business Travel Accident, no claim will be made hereunder unless the Company has first sustained a loss of $2,000,000 each person, each policy.  The Reinsurers will then indemnify the Company for the amount of loss in excess of $2,000,000 each person, each policy.  The limit of liability to the Reinsurers will not exceed $3,000,000 each person, each policy, plus their proportionate share of loss expense.

B.    Section B -Accidental  Death and Dismemberment

As respects all Accidental Death and Dismemberment benefits, no claim will be made hereunder unless the Company has first sustained a loss of $6,000,000 each person, regardless of the number of policies covering such person issued by the Company.  The Reinsurers will then indemnify the Company for the amount of loss in excess of $6,000,000 each person, regardless of the number of policies covering such person issued by the Company.  The limit of liability to the Reinsurers will not exceed $4,000,000 each person, regardless of the number of policies covering such person issued by the Company, plus their proportionate share of loss expense.

C.    Sections A and B

Should any loss involve the reinsurance under sections A and B of this Exhibit B, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

Reinsurance  Premium

A.    Section A - Business Travel Accident

Unless otherwise agreed by the Lead Reinsurer, the Company will pay reinsurance premium under Section A of this Exhibit B in the amount of $0.50 per each $1,000 of limits as respects Business Travel Accident coverage and $0.75 per each $1,000 of limits as respects Business and Pleasure Travel coverage (both coverages subject to an age 70 restriction).

B.    Section B - Accidental Death and Dismemberment

For the term of this Contract, there will be a minimum and deposit premium hereon of $75,000, payable in equal quarterly installments of$18,750  on May 1, 2016, August 1, 2016, November 1, 2016, and February 1, 2017.  Within 90 days following Contract expiration, the Company will adjust the minimum and deposit premium against a rate of $0.125 per $1,000 of the total sums insured during the term of this Contract.

Reports and Remittances

Within 30 days following the close of each quarter, the Company will furnish the Reinsurers with a report of reinsurance premium due them for that period.  Such report will show and properly set forth the Company's subject net premium as well as contain such other information as may be required by the Reinsurers for completion of their NAIC interim and/or annual statements.  Any balance shown to be due the Reinsurers, according to the quarterly report, will be remitted within 15 days of the report being sent.

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Loss Notices and Settlements

A.
The  Company  will advise  the  Reinsurers  promptly  of  all  losses  that,  in  the op1n1on  of  the Company, may involve the Reinsurers under this Exhibit B and of all subsequent developments pertaining thereto that may materially affect the Reinsurers as well.   Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Exhibit B, provided the Company informs the Reinsurers of such omission promptly upon discovery.

B.
The Company will have the right to settle all claims under its policies.  The settlements, provided they are within the terms of this Exhibit B, will be binding on the Reinsurers in proportion to their participation in this Exhibit B.  When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the  Company  in  the  defense  of  any claim,  suit,  or  proceeding  involving  this  Contract,  and  the  Company  and  the Reinsurers  will  cooperate  in  every  respect
 in  such  defense.   Amounts  due  the  Company hereunder in the settlement of loss and loss expense will be payable by the Reinsurers immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's retention as set forth in the Retention and Limit section of this Exhibit B.

C.    In the event of a loss involving this Exhibit B, the loss will be recovered as follows:

1.      From this Exhibit B (Per Person Excess of Loss), and then

2.	From Exhibit C (Business Travel Accident Per Policy Aggregate Excess of Loss}, and/or from Exhibit G (Accidental Death and Dismemberment Per Policy Aggregate Excess of Loss}, and then

3.      The  Company's  Accidental  Death  and  Dismemberment  Excess  of  Loss  Reinsurance Contract 16\AQUA0004, and then

4.       From Exhibit A (Quota Share).

Note:  The amount reimbursed under Exhibit C will, for the purposes of determining the remaining per person amounts, be allocated to each per person loss in the proportion of:  a) the remaining amount of each per person loss after reimbursement for that per person loss from this Exhibit B; to b) the total amount from all per person losses remaining after reimbursement from this Exhibit B.

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Exhibit C
 Business Travel Accident
Per Policy Aggregate Excess of Loss

Retention and Limit

As respects Business Travel Accident, no claim will be made hereunder unless the Company has first sustained a loss of $15,000,000 or as otherwise declared by the Company, each accident, each policy.The  Reinsurers  will  then  indemnify  the  Company  for  the amount  of  loss  in  excess of $15,000,000 or as otherwise declared, each accident, each policy.  The limit of liability to the Reinsurers will not exceed $55,000,000, each accident, each policy, plus their proportionate share of loss expense.  Should any loss involve the reinsurance under this Exhibit C, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

Reinsurance  Premium

Unless otherwise agreed by the Lead Reinsurer, the Company will pay reinsurance premium under this Exhibit C in the following amounts:

A.	As respects Business Travel Accident (no on premises) coverage: $0.20 per each $1,000 of limits.

B.    As respects Business Travel Accident (with on premises) or Business and Pleasure Travel:

     1.      $0.20 per each $1,000 of limits for rural locations;

2.	$0.30 per each $1,000 of limits for suburban to major city (Boston, New York, Philadelphia, Atlanta, Chicago, Dallas, Los Angeles, San Francisco) locations;

     3.      $0.20 per each $1,000 of limits for suburban to non-major city locations;

4.	$0.40 per $1,000 of limits for major city, other than New York, more than two city blocks away from "landmark" locations;

5.	$0.50 per $1,000 of limits for major city, other than New York, less than two city blocks away from "landmark" locations;

6.	$1.00 per $1,000 of limits for New York City downtown below Chamber Street or midtown between 33rd and 59th Streets locations;

7.	$0.50 per $1,000 of limits for New York City locations other than those described in subparagraph B.6. above;

C.
As  respects  Corporate  Aircraft,  the  following  rates  will  apply  proportionately based  on  the proportional ownership of the Corporate Aircraft by an insured.    All rates apply per $1,000 of limits per seat or applicable aggregates.

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                                                                                                     Aviation Use
                                                                                  |  Executive               |      Medical -               |       Medical-          |                      |
              Aviation Type                                           | Transportation      |Organ Transport      |  Evacuation           | All Other    |
|Fixed   |     Multi-Engine Jet                               |         0.50                 |        2.50                    |           3.00               |   0.75            |
|Wing   |     Single-Engine Jet                            |         0.75                 |        3.00                    |           3.50               |   1.00            |
|             |Prop Engine & Other Fixed Wing     |         2.00                 |        4.00                    |           4.50               |    3.00           |
|Rotor  |     Multi-Engine Turbine                      |         3.00                |        4.50                    |           5.00               |   3.50             |
|Wing  |     Single-Engine Turbine                    |         4.00                |        5.50                    |           6.00               |    5.00            |
|             | Reciprocating Rotor Wing                 |      12.00                |       12.00                   |         12.00               |   12.00          |

Reports and Remittances

Within 30 days following the close of each quarter, the Company will furnish the Reinsurers with a report of reinsurance premium due them for that period.  Such report will show and properly set forth the Company's subject net premium as well as contain such other information as may be required by the Reinsurers for completion of their NAIC interim and/or annual statements.  Any balance shown to be due the Reinsurers, according to the quarterly report, will be remitted within 15 days of the report being sent.

Loss Notices and Settlements

A.
The  Company  will advise  the Reinsurers promptly  of  all  losses that, in  the op1n1on  of  the Company, may involve the Reinsurers under this Exhibit C and of all subsequent developments pertaining thereto that may materially affect the Reinsurers as well.   Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Exhibit C, provided the Company informs the Reinsurers of such omission promptly upon discovery.

B.
The Company will have the right to settle all claims under its policies.  The settlements, provided they are within the terms of this Exhibit C, will be binding on the Reinsurers in proportion to their participation in this Exhibit C.  When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Contract, and the Company and the Reinsurers  will  cooperate  in  every  respect  in  such  defense.   Amounts  due  the Company hereunder in the settlement of loss and loss expense will be payable by the Reinsurers immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's retention as set forth in the Retention and Limit section of this Exhibit C.

C.    In the event of a loss involving this Exhibit C, the loss will be recovered as follows:

1.	From this Exhibit C (Business Travel Accident Per Policy Aggregate Excess of Loss), and then

    2.       The Company's Accidental Death and Dismemberment Excess of Loss Reinsurance
Contract 16\AQUA0004, and then

     3.       From Exhibit A (Quota Share).

Note:  The amount reimbursed under this Exhibit C will, for the purposes of determining the remaining per person amounts, be allocated to each per person loss in the proportion of:   a) the remaining amount of each per person loss after reimbursement for that per person loss from Exhibit B; to b) the total amount from all per person losses remaining after reimbursement from Exhibit B.

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Exhibit D

War Risk

Limit of Liability

The Company will cede to the Reinsurers, and the Reinsurers will accept, up to a 100% quota share participation in respect to the original limits for War Risk, as respects the policies set forth in the Coverage Article of this Contract.   The limit of liability to the Reinsurers for loss will not exceed $5,000,000 (100% of $5,000,000) each person, each policy, plus their proportionate share of loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy) subject to an aggregate limit of $50,000,000 (100% of $50,000,000) each accident, each policy, plus their proportionate share of any loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy).  Should any loss involve this Exhibit D, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

Reinsurance  Premium

The Company will cede to the Reinsurers their proportionate share of the premium quoted by the Lead Reinsurer and accepted by the Company.

Reports and Remittances

Within 30 days after the close of each quarter, the Company will furnish the Reinsurers with a report consistent with the sample Cession Statement attached to this Contract as Attachment A.  The report will summarize the gross written premium received by the Company, premium ceded less return premium, reinsurance cost, losses paid, loss expense paid, monies recovered, the net balance due either party and such other information as may be required by the Reinsurers for completion of their NAIC interim and/or annual statements.  The net balance will be paid within 15 days of the report being sent.

Settlements

The Company will have the right to settle all claims under its policies.  When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Exhibit D, and  the  Company  and  the  Reinsurers  will  cooperate  in  every  respect  in  such  defense.    All settlements, provided they are within the terms of this Exhibit D, will be binding upon the Reinsurers in proportion to their participation in this Exhibit D.

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Exhibit E

Known Concentrations

Limit of Liability

The Company will cede to the Reinsurers, and the Reinsurers will accept, up to a 100% quota share participation in respect to the original limits for Known Concentrations, as set forth in the Coverage Article of this Contract.   The limit of liability to the Reinsurers for loss will not exceed $5,000,000 100% of $5,000,000) each person, each policy, plus their proportionate  share of loss expense  (payable whether or not the Company has paid or has become liable  to pay any loss under its policy), subject to an aggregate limit of $50,000,000 (100% of $50,000,000)  each accident, each policy, plus  their proportionate  share of any loss expense (payable whether or not the
Company has paid or has become liable to pay any loss under its policy). Should any loss involve this Exhibit E, the obligation of  the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

Reinsurance  Premium

The Company will cede to the Reinsurers their proportionate share of the premium quoted by the Lead Reinsurer and accepted by the Company.

Reports and Remittances

Within 30 days after the close of each quarter, the Company will furnish the Reinsurers with a report consistent with the sample Cession Statement attached to this Contract as Attachment A The report will summarize the gross written premium received by the Company, premium ceded less return premium, reinsurance cost, losses paid, loss expense paid, monies recovered, the net balance due either party and such other information as may be required by the Reinsurers for completion of their NAIC interim and/or annual statements.  The net balance will be paid within 15 days of the report being sent.

Settlements

A
The Company will have the right to settle all claims under its policies.   When so requested, however,  the  Company  will  afford  the  Reinsurers,  at  the  Reinsurers'  own  expense,  an  opportunity to be associated with the Company in the defense of any claim, suit, or proceeding  involving this Exhibit  E, and the Company and the Reinsurers will cooperate in every respect in such defense. All settlements, provided they are within the terms of this Exhibit E, will be binding upon the Reinsurers in proportion to their participation in this Exhibit E.

B.    In the event of a loss involving this Exhibit E, the loss will be recovered as follows:

1.      From this Exhibit E, and then

2.       From Exhibit B (Per Person Excess of Loss), and then

3.       From Exhibit C (Business Travel Accident Per Policy Aggregate Excess of Loss), and then

4.      The Company's Accidental Death and Dismemberment Excess of Loss Reinsurance Contract 16\AQUA0004, and then

5.      From Exhibit A (Quota Share).

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Note:   The amount reimbursed under Exhibit C of this Contract will, for the purposes of determining  thee remaining per person amounts, be allocated to each per person loss
 in the proportion of:   a) the remaining amount of each per person loss after reimbursement for that per person loss from Exhibit  B; to b) the total amount from all per person losses remaining after reimbursement from both Exhibit B.

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Exhibit F

Unusual Risks

Limit of Liability

The Company will cede to the Reinsurers, and the Reinsurers will accept, up to a 100% quota share participation in respect to the original limits for Unusual Risks, as set forth in the Coverage Article of this Contract.   The limit of liability to the Reinsurers for loss will not exceed $5,000,000 (100% of

$5,000,000) each  person,  each  policy,  plus  their proportionate  share  of  loss  expense  (payable whether or not the Company has paid or has become liable to pay any loss under its policy), subject to an aggregate limit of $50,000,000 (100% of $50,000,000) each accident, each policy, plus their proportionate share of any loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy). Should any loss involve this Exhibit F, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

Reinsurance  Premium

The Company will cede to the Reinsurers their proportionate share of the premium quoted by the Lead Reinsurer and accepted by the Company.

Reports and Remittances

Within 30 days after the close of each quarter, the Company will furnish the Reinsurers with a report consistent with the sample Cession Statement attached to this Contract as Attachment A.  The report will summarize the gross written premium received by the Company, premium ceded less return premium, reinsurance cost, losses paid, loss expense paid, monies recovered, the net balance due either party and such other information as may be required by the Reinsurers for completion of their NAIC interim and/or annual statements.   The net balance will be paid within 15 days of the report being sent.

Settlements

A.
The Company  will  have  the  right  to  settle  all  claims  under  its  policies   When  so  requested, however,  the  Company  will  afford  the  Reinsurers,  at  the  Reinsurers'  own  expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Exhibit F, and the Company and the Reinsurers will cooperate in every respect in such defense.  All settlements, provided they are within the terms of this Exhibit F, will be binding upon the Reinsurers in proportion to their participation in this Exhibit F.

B.    In the event of a loss involving this Exhibit F, the loss will be recovered as follows:

1.      From this Exhibit F

2.       From Exhibit B (Per Person Excess of Loss}, and then

3.      From Exhibit C (Business Travel Accident Per Policy Aggregate Excess of Loss), and then

4.      The  Company's  Accidental  Death  and  Dismemberment  Excess  of  Loss  Reinsurance Contract 16\AQUA0004, and then

5.       From Exhibit A (Quota Share).

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UMR            B110816AQUA1007                                                                  1108 ABR

Note:  The amount reimbursed  under Exhibit C will, for the purposes of determining  the remaining  per person amounts,  be allocated  to each per person loss in the proportion  of:  a) the remaining  amount of each per person  loss after reimbursement for that per person  loss from Exhibit B; to b) the total amount from all per person losses remaining  after reimbursement from Exhibit B.

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Exhibit G

Accidental Death and Dismemberment

Per Policy Aggregate Excess of Loss

Retention and Limit

As respects Accidental Death and Dismemberment with the perils of Aviation and/or War Risk, no claim will be made hereunder unless the Company has first sustained a loss of $5,000,000 or as otherwise declared by the Company, each accident, each policy.  The Reinsurers will then indemnify the Company for the amount of loss in excess of $5,000,000 or as otherwise declared, each accident, each policy.  The limit of liability to the Reinsurers will not exceed $25,000,000, each accident, each policy, plus their proportionate share of loss expense.  Should any loss involve the reinsurance under this Exhibit G, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

Reinsurance  Premium

The Company will pay reinsurance premium under this Exhibit G in the amount quoted by the Lead

Reinsurer and accepted by the Company.

Reports and Remittances

Within 30 days following the close of each quarter, the Company will furnish the Reinsurers with a report of reinsurance premium due them for that period.  Such report will show and properly set forth the Company's subject net premium as well as contain such other information as may be required by the Reinsurers for completion of their NAIC interim and/or annual statements.  Any balance shown to be due the Reinsurers, according to the quarterly report, will be remitted within 15 days of the report being sent.

Loss Notices and Settlements

A.
The  Company  will advise  the Reinsurers  promptly of  all losses  that, in  the op1mon  of  the Company, may involve the Reinsurers under this Exhibit G and of all subsequent developments pertaining thereto that may materially affect the Reinsurers as well.   Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Exhibit G, provided the Company informs the Reinsurers of such omission promptly upon discovery.

B.
The Company will have the right to settle all claims under its policies.  The settlements, provided they are within the terms of this Exhibit G, will be binding on the Reinsurers in proportion to their participation in this Exhibit G.   When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Contract, and the Company and the Reinsurers  will  cooperate  in  every  respect  in  such  defense.   Amounts  due  the  Company hereunder  in  the  settlement  of  loss  and  los.s expense  will  be  payable  by  the  Reinsurers immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's retention as set forth in the Retention and Limit section of this Exhibit G.

  C.    In the event of a loss involving this Exhibit G, the loss will be recovered as follows:

1.	From this Exhibit G (Accidental Death and Dismemberment Per Policy Aggregate Excess of Loss), and then

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2.      The  Company's  Accidental  Death  and  Dismemberment  Excess  of  Loss  Reinsurance

Contract 16\AQUA0004.

Note:  The amount reimbursed under this Exhibit G will, for the purposes of determining the remaining per person amounts, be allocated to each per person loss in the proportion of:   a) the remaining amount of each per person loss after reimbursement for that per person loss from Exhibit B; to b) the total amount from all per person losses remaining after reimbursement from Exhibit B.

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   UMR                  B110816AQUA1007                                                                    1108 ABR

       Attachment A

The Prudential Insurance Company of  America

Business Travel Accident Special Risk  Reinsurance Contract 16\AQUA1007

Cession Statement as of [date]

Period Effective [date] – [date]
Exhibit A	Month 1	Month 2	Month 3	Total
Premium:
Gross earned premium	$	$	$	$
Less federal excise tax, if applicable	$	$	$	$
Less inuring treaty reinsurance (current rate times NEP)*100%	$	$	$	$
Less inuring facultative reinsurance (100()/o), as listed below:
a)	$	$	$	$
b)	$	$	$	$
c)	$	$	$
Less reinsurance premium from Exhibits B, C, 0, E, F and G	$	$	$	$

Total Exhibit A gross earned premium Less Ceding Commission (up to 20.0%)	$	$	$	$
Balance
Quota Share Premium at 33.33333%	$	$	$	$

Loss & Loss Expense:
Total Paid:	$	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$	$
Total Incurred:	$	$	$	$

Quota Share Premium	$	$	$	$
Less Total Paid at 33.33333%	$	$	$	$
Less Total Recoveries at 33.33333%	$	$	$	$

Exhibit A- Net Amount to be Remitted/(Remitted)	$	$	$	$

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UMR               B110816AQUA1007                                                                                               1108 ABR

Period Effective [date] – [date]
Exhibit B: Section A only
Net written premium (100%) for accounts as listed below:				$

Exhibit B: Section B only				$
$
Premium:				$
Minimum and deposit premium payable in equal quarterly installments of $ Redacted on May 1, 2016, August 1, 2016, November 1, 2016 and February 1, 2017	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$
Total Incurred:	$	$	$

Exhibit B – Net Amount To Be Remitted/Remitted	$	$	$	Total

Period Effective [date] – [date]
Exhibit C	Month 1	Month 2	Month 3	$
$
Premium:				$
Net written premium (100%) for accounts listed below:
a)	$	$		$
b)	$	$	$	$
c)	$	$	$	$
	$ $			$
Loss & Loss Expense:				$
Total Paid:	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$
Total Incurred:	$	$	$
Total

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Exhibit C- Net Amount to be Remitted(Remitted)	$	$	$

Exhibit D	Month 1	Month 2	Month 3	$
$
Premium:				$
Gross written premium (100%) for accounts listed below:
a)	$	$		$
b)	$	$		$
c)	$	$	$	$

Total Exhibit D gross written premium
Balance				$
Quota Share Premium at 100%	$	$	$	$
$
Loss & Loss Expense:				$
Total Paid:	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$	$
Total Incurred:	$	$	$	$

Quota Share Premium	$	$	$	$
Less Total Paid at up to 100%	$	$	Total	$
Less Total Recoveries at up to 100%	$	$		$

Exhibit D – Net Amount to be Remitted/(Remitted)	$	$	$

Exhibit E	Month 1	Month 2	Month 3
$
$
Premium:				$
Gross written premium (100%) for accounts listed below:
a)	$	$		$

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b)	$	$		$
c)	$	$	$	$
Total Exhibit E gross written premium
Balance				$
Quota Share Premium at 100%	$	$	$	$
$
Loss & Loss Expense:				$
Total Paid:	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$	$
Total Incurred:	$	$	$	$

Quota Share Premium	$	$	$	$
Less Total Paid at up to 100%	$	$		$
Less Total Recoveries at up to 100%	$	$		$
Total
Exhibit E – Net Amount to be Remitted/(Remitted)	$	$	$

Exhibit F	Month 1	Month 2	Month 3	$
$
Premium:				$
Gross written premium (up to 100%) for accounts listed below:
a)	$	$		$
b)	$	$		$
c)	$	$	$	$

Total Exhibit F gross written premium
Balance				$
Quota Share Premium at 100%	$	$	$	$

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$
$
Loss & Loss Expense:
Total Paid:	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$	$
Total Incurred:	$	$	$	$

Quota Share Premium	$	$	$	$
Less Total Paid at up to 100%	$	$		$
Less Total Recoveries at up to 100%	$	$	$	$

Exhibit F - Net Amount to be Remitted/(Remitted)	$	$	$

Period Effective [date] – [date]
Exhibit G	Month 1	Month 2	Month 3	$
$
Premium:				$
Net written premium (100%) for accounts listed below:
a)	$	$		$
b)	$	$	$	$
c)	$	$	$	$
$
Loss & Loss Expense:				$
Total Paid:	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$
Total Incurred:	$	$	$
Total
Exhibit G – Net Amount to be Remitted/(Remitted)	$	$	$

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Total Net Amount to be Remitted/(Remitted) - Exhibits A, B, C, D, E, F and G	$	$	$

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Attachment B

SRF Reinsurance Agreement Section Referenced

Policyholder name	• []

Client background information	• []

Renewal / new business	• []

Expiring terms	• []

Binding dates	• []

Effective dates	• []

Narrative (duties performed etc.)	• []

Insured occupations	• []

Coverage provided (eg. AD&D, BTA, incl. ground risk)	• []

Risk location(s)	• []

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SRF Reinsurance Agreement Section Referenced

Aircraft(s) used and flight hours	• []

Aggregate limit	• []

Max any one person	• []

Average any one person	• []

Claims history	• []

Underwriting assumptions	• []

Suggested rate	• []

Additional information	• []

Quoting deadline	• []

Estimated annual premium due to SRF	• []

Additional comments	• []

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Slip Leader KLN 510

  Bureau Leader

  Basis of Agreement
   to Contract Changes   Amendments  or changes to this Contract shall be made in accordance  with the Amendments  Condition contained in the Risk Details.

         In circumstances where the Reinsurer  at any time has the ability to send and receive Association for Cooperative  Operations Research and Development (ACORD) messages:

              1. the Intermediary  shall have the option to submit any request for the proposed  Contract amendments or changes via an 'ACORD message'  or using an ACORD enabled electronic trading platform;

              2.  whilst the parties may negotiate and agree any Contract amendments or changes in any legally effective manner, each relevant Reinsurer agrees to respond via an appropriate  'ACORD message'
              or using an ACORD enabled electronic trading platform, if the submission  from the Intermediary  has been effected in that manner.

           When details of agreed endorsements are required to be provided to following Reinsurer(s)  a Broker visit, facsimile, letter, e-mail, ACORD message,  ACORD enabled electronic trading platform or other electronic means will be used by the Intermediary.

              Reinsurers  subject to the GUA:
                   All Reinsurers,  except any listed under "Agreement  Parties for
                 Contract Changes, for their proportion only":
                 The agreement  process is in accordance  with the General Underwriters agreement (GUA) (Version 2.0) February 2014, as follows:

             Excess of Loss and Treaty Reinsurance Schedule (October 2002),
             Part 1 changes to be agreed by Slip Leader only on behalf of all other Reinsurers within the GUA.
             Part 2 changes to be agreed by the Slip Leader and Agreement Parties only on behalf of all Reinsurers within the GUA.
                 Part 3 changes to be agreed by all Reinsurers  within the GUA.

            Reinsurers  not subject to the GUA:
             Each Reinsurer  to agree all amendments and alterations,  other than for Special Acceptances  and Slip Leader provisions,  which shall be handled in accordance  with the provisions  of the
             Special Acceptance section of Risk Details or any provision that is specifically written as Slip Leader only.

Other Agreement
Parties for Contract
Changes for  Part 2
GUA Changes only  Part 2 changes to be agreed by Slip Leader only.

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Agreement Parties for
Contract Changes
For their proportion only

Basis of Claims
Agreement                             Lloyd's
         In accordance  with the Lloyd's Claims Scheme (Combined)  or as amended or any successor  thereto.

               Lloyd's Reinsurers  agree to waive the Xchanging Ins-sure Services (XIS) settlement  delay procedures  in respect of first advice and settlement.

XIS member Reinsurers
                In accordance with IUA Claims Agreement Practices.

Other Reinsurers

All other Reinsurers to agree claims for their own proportion only and subject to their own claims agreement practices.

Claims Agreement
   Parties                                  Lloyd's

The Leading Lloyd's Syndicate and, where required by the applicable Lloyd's Claims Scheme, the second Lloyd's Syndicate and/or Scheme Service Provider.

The second Lloyd's Syndicate is

XIS member Reinsurers

All XIS Company  Reinsurers  subscribing  to this Contract.

Other Reinsurers

All other Reinsurers  subscribing to this Contract (by correspondence).

Claims Administration   Lloyd's and XIS member Reinsurers

The Intermediary  and Lloyd's and XIS member Reinsurers  agree that any claims hereunder (including any claims related costs/fees) will be notified and administered  via Electronic Claims File (ECF) with any payment(s) processed  via Claims Loss Advice and Settlement System (CLASS), unless both parties agree to do otherwise.

Other Reinsurers

All non bureau Reinsurers  to be agreed directly.

Rules and Extent
   of any other Delegated
  Claims Authority              None.

Settlement Due Date          1st August 2016

Instalment Premium
    Period of Credit               30 days

Adjustment  Premium
    Period of Credit                90 days

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UMR           B110816AQUA1007                                                                                     1108 ABR

Bureaux
   Arrangements                            Lloyd's and XIS member Reinsurers

Where possible the Intermediary  will submit De-linked accounts to Xchanging Ins-sure Services. Premium payment requirements  deemed met if accounts are correctly released for settlement to Xchanging Ins-sure Services in line with bureau procedures  on or before settlement due date.

XIS are authorised to take down amounts on a balance of account basis by

Treaty Statement without initialment of Underwriters.

If applicable,  the following Premium Processing Clause LSW 3003 shall apply:

PREMIUM  PROCESSING  CLAUSE

Where the premium is to be paid through Xchanging Ins-sure Services (XIS), payment to (Re)lnsurers will be deemed to occur on the day that a delinked premium  is released for settlement by the Appointed Broker or in the case of non-delinked premiums,  on the day that the error-free Premium Advice Note (PAN) is submitted to XIS.

Where premiums  are to be paid by instalments under the Deferred Account Scheme, and the Appointed Broker does not receive the premium in time to comply with the agreed settlement date for the second or subsequent instalment,  the Appointed Broker, if electing to suspend the automatic debiting of the relevant deferred instalment, shall advise the Slip Leader in writing and instruct XIS accordingly.  XIS shall then notify (Re)lnsurers. Payment to any entity within the same group of companies  as the Appointed Broker will be deemed to be payment to the Appointed Broker.

Nothing in this clause shall be construed to override the terms of any Premium Payment Warranty or Clause or any Termination  or Cancellation provision contained  in this contract. Furthermore,  any amendment  to the Settlement Due Date of a premium  instalment as a result of the operation of this Premium Processing Clause shall not amend the date that such instalment is deemed to be due for the purposes of such Premium Payment Warranty or Clause or Termination  or Cancellation  provision unless (Re)lnsurers expressly  agree otherwise.

Appointed Broker  :  Aon UK Limited trading as Aon Benfield

14/12/09
              LSW3003

Where a premium payment warranty date, premium payment condition date or settlement due date falls on either a weekend or public holiday in the United Kingdom or at either the originating or intermediate source of payment, presentation  to the appropriate  Lloyd's or XIS signing bureau or Reinsurers  on the next or additional working day subsequent  thereto shall be deemed  to achieve compliance with the due date in question.

XIS to sign Lloyd's Policy if required.

Non Bureaux
    Arrangements                         None.

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Information

2016 renewal presentation seen.

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Fiscal and Regulatory

Tax Payable By
Reinsurer(s)          1% FET for non exempt Reinsurers. USA

Country  of Origin        USA

Overseas Broker
              Aon Benfield
            One Seaport Plaza
                199 Water Street
                New York
                 New York 10038

  Surplus  Line Broker     Not applicable
State of Filing             Not applicable

US Classification       US Reinsurance

NAIC Codes         68241

Allocation of
Premium to Coding     Exhibit A - 100% KG
              Exhibit B - 100% KX
              Exhibit C - 100% KX
              Exhibit D - 100% KG
              Exhibit E - 100% KG
              Exhibit F - 100% KG
              Exhibit G - 100% KX

  Allocation of premium
  to year of account       Not Applicable

Regulatory Client
Classification      Reinsurance.

.

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Broker Remuneration and Deductions

Fee Payable
By Client                                  No.

Brokerage                                  Section A

5.00% brokerage  (split 3.33% Aon Benfield NY, 1.67% London)

Sections D,E, and F

7.50% brokerage (split 5% Aon Benfield NY, 2.50% London)

Sections B, C & G

15% brokerage (split 10% Aon Benfield NY, 5% London)

Aon Benfield has disclosed where required the existence and amount of any fee and/or premium commission paid or payable for this placement.

Other Deductions
   from Premium                                  None.

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Security Details

(Re)insurers
Liability                                  (Re)insurers  liability several and not joint

The liability of a (re)insurer  under this contract is several and not joint with other (re)insurers party to this contract. A (re)insurer  is liable only for the proportion of liability it has underwritten. A (re)insurer  is not jointly liable for the proportion of liability underwritten  by any other (re)insurer.  Nor is a (re)insurer  otherwise responsible  for any liability of any other (re)insurer that may underwrite this contract.

The proportion of liability under this contract underwritten  by a (re)insurer (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten  by all the members of the syndicate taken together) is shown next to its stamp. This is subject always to the provision  concerning "signing" below.

In the case of a Lloyd's syndicate, each member of the syndicate (rather than the syndicate itself) is a (re)insurer.  Each member has underwritten a proportion of the total shown for the syndicate (that total itself being the total of the proportions underwritten  by all the members of the syndicate taken together). The liability of each member of the syndicate is several and not joint with other members.  A member is liable only for that member's proportion. A member is not jointly liable for any other member's proportion. Nor is any member  otherwise responsible for any liability of any other (re)insurer  that may underwrite this contract. The business address of each member is Lloyd's, One Lime Street, London EC3M 7HA. The identity of each member of a Lloyd's syndicate and their respective proportion may be obtained by writing to Market Services, Lloyd's, at the above address.

Proportion of liability

Unless there is "signing" (see below), the proportion of liability under this contract underwritten  by each (re)insurer (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp and is referred to as its "written line".

Where this contract permits, written lines, or certain written lines, may be adjusted ("signed"). In that case a schedule is to be appended to this contract to show the definitive proportion of liability under this contract underwritten  by each (re)insurer (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten by all the members of the syndicate taken together). A definitive proportion (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten by all the members of a Lloyd's syndicate taken together) is referred to as a "signed line". The signed lines shown in the schedule will prevail over the written lines unless a proven error in calculation has occurred.

Although reference is made at various points in this clause to "this contract" in the singular, where the circumstances so require this should be read as a reference to contracts in the plural.

LMA3333

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UMR           B110816AQUA1007                                                                                      1108 ABR

Order Hereon	100%	of Quota Shares in respect of Exhibit A, D, E & F. of whole in respect of Exhibit B, C & G

Basis of
   Written Lines                          Percentage  of Quota Share in respect of Exhibit A, D, E & F.

Percentage  of whole in respect of Exhibit B, C & G

Signing
Provisions
In the event that the written lines hereon exceed 100% of the order, any lines written "to stand" will be allocated in full and all other lines will be signed down in equal proportions so that the aggregate signed lines are equal to 100% of the order without further agreement of any of the Reinsurers.

However:

a)	In the event that the placement order is not completed by the commencement date of this Contract then all lines written by that date will be signed in full;

b)
The Reinsured  may elect for the disproportionate signing of Reinsurers lines, without further specific agreement of Reinsurers, providing  that any such variation is made prior to the commencement date of the period of this Contract, and that lines written "to stand" may not be varied without the documented agreement  of those Reinsurers;

c)
The signed lines resulting from the application of the above provisions can be varied, before or after commencement date of the period of this Contract, by the documented agreement  of the Reinsured and all Reinsurers  whose lines are to be varied. The variation to this Contract will take effect only when all such Reinsurers  have agreed, with the resulting variation in signed lines commencing from the date set out in that agreement.

The signed line will be entered on the respective Reinsurer signing page by the Intermediary  and shall be notified to the Reinsurer.

Written Lines	In a co-reinsurance placement, following Reinsurers may, but are not obliged to, follow the premium charged by the Slip Leader.

              Reinsurers  may not seek to guarantee for themselves terms as favourable as those which others subsequently  achieve during the placement.

Signing Pages                        This Contract incorporates  the following:

A Reinsurer signing page, for each Reinsurer participating in this Contract, signature of which binds the Reinsurer and the Reinsured to the terms and conditions of this Contract.

Where the Reinsurer provides acceptance of a share by alternative correspondence, this shall constitute their formal signature until superseded by the signing page.

For the purposes of the application of Reinsurer's  Liability Clause - LMA3333, each Reinsurer  signed line is recorded on the Reinsurer's  signing page and not in a separate schedule appended to this Contract.

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Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary to subsequently  allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer                                                                                                                                           Written Line                          Signed Line

                                25%              22%
                                                                  (Entered by the
                                                                                            Intermediary)

    Tokio Marine Kiln KLN
    Accident & Health 510
    HPA234J16AA
    AAAANNNNNN

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Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary to subsequently allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer                                                                                                 Written Line                          Signed Line

12%	10	% (Entered by the Intermediary)
                                        (Entered by the Intermediary)

Beazley     AFB
P2924L16ANLP
           UW MJP

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Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary  to subsequently allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer                                                                                                       Written Line                          Signed Line

                 6.25%               6. 25%

                                                 (Entered by the
                                                 Intermediary)

ITAC201250
AAAANNNNNN

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Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary  to subsequently allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer                                                                                                    Written Line                          Signed Line

10.5% 8.5%

(Entered by the Intermediary)

HISCoX Syndicate 33

    HIS
HISCOX                                        33
136AD160AALP

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Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary  to subsequently  allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer                                                                                           Written Line                          Signed Line
   7.5%                                    5%
(Entered by the    Intermediary)

Pembroke    4000
62704C16AA
T. A. B. H. GLOVER & OTHERS

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Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary  to subsequently  allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer

                                                                         Written Line                          Signed Line

                                                                               1 0%                              8%

                                                                   (Entered by the
                                                                  Intermediary)
Syndicate 3000                                MKL
MARKEL                                                                                  3000

AANNNNANNAAA
CB3492A16AAA

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Reinsurer Signing Page

The Reinsurer  named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary to subsequently allocate a signed line, which is entered below and shall be separately  notified to the Reinsurer.

Reinsurer                                                                                     Written Line                          Signed Line

                               10%          8%
                                        (Entered by the
                                        Intermediary)

XL CATLIN                      XLC  2003
Exhibit A ND5000562910
Exhibit B ND2000562911
Exhibit C ND9000562912
Exhibit D ND6000562913
Exhibit E ND2000562914
Exhibit F ND9000562915
Exhibit G ND2000562917

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Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary  to subsequently  allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer                                                                                    Written  Line                          Signed Line

                             10%           5.75%
                                         (Entered by the
                                     Intermediary)

ACAPPELLA  P.A. CONSURTIUM
9938

62705K16AA

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Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary  to subsequently  allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer
Written Line                          Signed Line

                                        %                         8%

                    (Entered by the

       Intermediary)

ARK

4020

10%    K0116WA00840
            ANNNNAANNNNN

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Reinsurer Signing Page

The Reinsurer  named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary to subsequently  allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer                                                                                               Written Line     Signed Line

10%	5%

                                              (Entered by the
                                              Intermediary)

ANVA&HConsortium
9208
16PA37516001
All Underwriters as per LPSO registered
Consortium Number 9208
ANV 1861 – 50%
ANV 5820 – 37.5%
APL 1969 – 12.5%
Separate leader reference for each risk written

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Reinsurer Signing Page

The Reinsurer  named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary to subsequently allocate a signed line, which is entered below and shall be separately  notified to the Reinsurer.

Reinsurer                                                                                            Written  Line                          Signed Line

10%                       8%
                                              (Entered by the
                                              Intermediary)

AMLIN                                AML
     2001
KDQ0503216PG
Property & Casualty

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Reinsurer Signing Page

The Reinsurer  named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary  to subsequently  allocate a signed line, which is entered below and shall be separately notified to the. Reinsurer.

Reinsurer                                                                                              Written Line                          Signed Line

    6.5%                                5.5%

                                                   (Entered by the

                                                    Intermediary)

ArgoGlobal                      AMA
    1200
2315016AR000
NNNNNNNAANNN

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